Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of MCAP Acquisition Corp. on Amendment No. 7 to Form S-4 File No. 333-259027 of our report dated February 22, 2021, except for Notes 3, 5 and 7 which are dated March 1, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of MCAP Acquisition Corp. as of December 31, 2020 and for the period from November 12, 2020 (inception) through December 31, 2020, and of our report dated March 8, 2021 except for Notes 1 (Going Concern and Management’s Plans Section), 2, 7, 8, 9 and 10, which are dated December 2, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statement of MCAP Acquisition Corp. as of March 2, 2021 which reports appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP
Melville, NY

December 2, 2021